Exhibit 99.1

GlowPoint Reports Second Quarter Results

Sequential Quarterly Revenues Up 28%; Gross Margins Up 71%; Bottom Line Improved 62%

HILLSIDE, N.J.–(BUSINESS WIRE)–July 29, 2004– Glowpoint, Inc. (NASDAQ: GLOW – News), the nation’s first and leading carrier-grade, IP-based video communications service provider, today announced financial results from continuing operations for the second quarter ended June 30, 2004.

Summary Financial Results from Continuing Operations (in thousands, except per share data)

	Q2 2004	Q2 2003	Y/Y % Change	Q1 2004	Q/Q % Change
Net revenue	$4,126	$2,674	54.3%	$3,225	28.0%
Gross margin	831	70	1081.7%	485	71.3%
Net loss (1)	(3,133)	(4,900)	36.0%	(8,214)	61.9%
Net loss per share, basic & diluted	$(0.09)	$(0.17)	48.5%	$(0.25)	65.4%
EBITDA (2)	(1,575)	(1,285)	-22.6%	(1,929)	18.4%

(1)	Net loss includes discontinued AV and VS operations.
(2)	Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”). EBITDA should not be considered as an alternative to net loss or cash flow from operating activities as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. EBITDA has been provided to more clearly present the financial results that management uses to internally evaluate its business. Management believes that this non-GAAP financial measure allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Reconciliation of the non-GAAP financial measure to the most directly comparable financial measure reported in accordance with GAAP is presented in a separate section at the end of this press release.

For the quarter ended June 30, 2004, total revenue exceeded the Company’s original guidance, rising 54% to $4.1 million from $2.7 million in the quarter ended June 30, 2003, and rose 28% sequentially from $3.2 million in the quarter ended March 31, 2004. Second quarter 2004 results include revenue from the NuVision base of customers acquired as part of the Company’s strategic alliance with TANDBERG signed in mid-April 2004.

Contractual revenue grew 92% to $3.0 million for the quarter ended June 30, 2004 from $1.6 million in the quarter ended June 30, 2003, and grew 24% sequentially in the second quarter from $2.4 million in the quarter ended March 31, 2004. The largest component of this revenue category, GlowPoint’s core subscription and related revenue grew 61% to $2.5 million for the quarter ended June 30, 2004 from $1.6 million in the quarter ended June 30, 2003, and grew 4% sequentially in the second quarter from $2.4 million in the quarter ended March 31, 2004. The average billable subscriber locations driving this growth increased 58% to 1,204 in the quarter ended June 30, 2004 from 763 in the quarter ended June 30, 2003, and grew 2% sequentially in the second quarter from 1,176 in the quarter ended March 31, 2004. Average monthly subscription and related revenue per subscriber location of $700 in the second quarter 2004 increased 2% from both the second quarter 2003 level of $688 and the first quarter 2004 level of $690. The second and new component of this revenue category, revenue generated by NuVision customers under contract, totaled $491,000.

Non-contractual revenue of $1.1 million in the quarter ended June 30, 2004 was relatively consistent with the quarter ended June 30, 2003, but grew 40% sequentially from the first quarter 2004 level of $791,000. This was mainly driven by success the Company has had in penetrating the broadcast market with revenue generating activity, including the NFL and NBA Drafts. NuVision’s portion of non-contractual revenue totaled $328,000 in the second quarter 2004.

“This is the third consecutive quarter of sequential double digit revenue growth,” said David Trachtenberg, CEO, GlowPoint. “Under GlowPoint’s new management team, we increased our contractual customer base by 20% and total contractual revenues by 24% over our first quarter this year. We will continue both our ’Back to Basics’ emphasis on making the Company operationally efficient and scaleable as well as our drive to diversify our distribution partners and sales models.” Trachtenberg continued, “Our second quarter performance demonstrates that consistent focus on these activities is driving top line growth and bottom line margin improvement.”

Gross margins grew to $831,000 for the quarter ended June 30, 2004 from $70,000 in the year ago quarter, and grew 71% sequentially in the second quarter from $485,000 in the quarter ended March 31, 2004. Gross margin expansion resulted from sales of the higher margin “All You Can See” unlimited video calling plans and improvements to operational efficiencies. In addition, gross margins on the NuVision business were higher than originally forecasted and amounted to 30% in the second quarter. Prior guidance on improvements to reach the 35% gross margin target for the Company’s core subscription business has been updated from the fourth quarter 2004 to early 2005.

Operating expenses for the quarter ended June 30, 2004 rose 34% to $4.08 million from $3.05 million in the quarter ended March 31, 2003, but remained relatively flat from the first quarter 2004 level of $4.04 million, as the Company leveraged the existing operating expense base to generate the higher revenue levels of the second quarter.

EBITDA from continuing operations of ($1.6) million for the quarter ended June 30, 2004 improved $354,000, or 18%, from the first quarter 2004 level of ($1.9) million as a result of the expansion in gross margins in the second quarter and leveraging of the operating expense base.

The Company ended the second quarter of 2004 with $10.7 million in cash, cash equivalents and escrowed cash and no long term debt on its balance sheet. The Company continues to believe that it has the financial resources to reach its cash-flow break-even point. Achievement of this mark is now targeted in the third quarter of 2005 primarily due to results from the Company’s historic distribution partner as highlighted in its June 4, 2004 guidance announcement.

“These positive changes to our operational and financial metrics are important because they translate into an improved customer experience, an improved sales partner experience – and for shareholders, important momentum toward our breakeven goals for the Company,” Trachtenberg continued. “After nine months at GlowPoint, I speak from experience. We have the right technology, business model, management team and sales partners to create a growing base of satisfied customers and growing value for our shareholders.”

The following chart summarizes key operating highlights:

	Q2 2004	Q2 2003	Y/Y % Change	Q1 2004	Q/Q % Change
Contractual Revenue (in 000’s) (1)
Subscription and Related Revenue	$2,529	$1,575	60.6%	$2,434	3.9%
NuVision	491	—	NA	—	NA
Total	3,020	1,575	91.8%	2,434	24.1%
Non-Contractual Revenue (in 000’s) (2)
Glowpoint	$778	$1,099	-29.2%	$791	-1.7%
NuVision	328	—	NA	—	NA
Total	1,106	1,099	0.6%	791	39.8%
Total Revenue (in 000’s)	$4,126	$2,674	54.3%	$3,225	27.9%
Number of Contractual Customers (3)	342	224	52.7%	285	20.0%
Average Monthly Contractual Revenue per Customer (4)	$2,944	$2,344	25.6%	$2,847	3.4%
Average Billable Subscriber Locations (5)	1,204	763	57.8%	1,176	2.4%
Average Monthly Subscription Revenue per Location (6)	$700	$688	1.7%	$690	1.5%
Subscriber Location Backlog (7)	96	347	-72.3%	35	174.3%
Gross Margin	20.1%	2.6%	666.7%	15.0%	34.0%
Variable Gross Margin (8)	50.6%	43.7%	15.8%	54.1%	-6.6%

(1)	Contractual revenue includes GlowPoint subscription and related revenue as has been reported in prior quarters plus NuVision revenue directly related to those customers that are under contract.
(2)	Non-contractual revenue includes GlowPoint non-subscription revenue (event-driven category of revenue) plus NuVision revenue generated by customers that are not currently under contract.
(3)	Those customers that are under contract and that are generating recurring revenue.
(4)	Calculated as total contractual revenue divided by the number of contractual customers, divided by three, then multiplied by 1,000.
(5)	Calculated as the weighted average number of billable subscriber locations, based on the number of days a location was on the network during each respective period.
(6)	Calculated as subscription and related revenue divided by average billable subscriber locations, divided by three, then multiplied by 1,000.
(7)	Represents the Company’s estimate of billable subscriber locations under contract, but not yet generating revenue for the Company, at the end of the periods shown. This estimate assumes no material changes that would precipitate a customer from canceling a contract. The Company can give no assurance as to whether these contracts will be executed. While the Company may, from time to time, issue updated guidance with respect to its subscriber location backlog, it assumes no obligation to do so.
(8)	Calculated by dividing revenues less variable costs of revenue by revenue.

The Company will hold a conference call later today to discuss these results. The call will take place from 4:30 p.m. to 5:30 p.m. EST. Mr. Trachtenberg, chief executive officer, Christopher Zigmont, chief financial officer and Mike Brandofino, chief technology officer will host the call. Interested participants should call (800) 599-9829 and use pass code 56370815. There will be a playback available until August 5, 2004. To listen to the playback, please call 888-286-8010 and use pass code 20502258.

This call is being webcast by CCBN and can be accessed at GlowPoint’s website at www.glowpoint.com. The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel, Fidelity Investments® (Fidelity.com) and others. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About GlowPoint

Glowpoint, Inc. (NASDAQ: GLOW – News) is the nation’s first and leading carrier-grade, IP-based video communications service provider. GlowPoint is a member of the Cisco Powered Network Program, and operates a video communications service featuring broadcast quality images with telephone-like reliability, features and ease-of-use. The GlowPoint network spans three continents and carries over 8,000 video calls per month through the United States, Canada, Europe and Asia. Since the network was launched in 2000, GlowPoint has carried over 17.4 million video conferencing minutes in video calls. GlowPoint is headquartered in Hillside, New Jersey. To learn more about GlowPoint, visit us at www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for the Company’s services; competition from other video communications service providers; and the availability of sufficient financial resources to enable the Company to expand its operations, as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

GLOWPOINT, SCHEDULEPOINT PARTNERPOINT, CUSTOMERPOINT and GLOWPOINT WEBCASTING are service marks of Glowpoint, Inc. All other marks are trademarks or service marks of their respective owners.

TABLES TO FOLLOW

Glowpoint, Inc.
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2004	2003	2004	2003

Net revenues	$7,351,399	$4,901,488	$4,126,449	$2,674,630

Cost of revenues	6,035,347	4,898,606	3,295,594	2,604,320

Gross margin	1,316,052	2,882	830,855	70,310

Operating expenses
Research and development	663,293	610,709	336,646	301,539
Selling	3,746,927	2,330,754	1,911,772	1,353,245
General and administrative	3,712,201	2,632,012	1,830,102	1,397,348

Total operating expenses	8,122,421	5,573,475	4,078,520	3,052,132

Loss from continuing operations	(6,806,369)	(5,570,593)	(3,247,665)	(2,981,822)

Other (income) expense
Amortization of deferred financing costs	84,796	92,763	—	47,254
Interest income	(14,345)	(5,800)	(12,824)	(611)
Interest expense	59,351	786,983	6,330	413,933
Unrealized gain on marketable equity securities	(169,083)	—	(169,083)	—
Amortization of discount on subordinated debentures	3,165,037	992,875	—	458,250
Loss on exchange of debt	1,354,000	—	—	—

Total other expenses, net	4,479,756	1,866,821	(175,577)	918,826

Net loss from continuing operations	(11,286,125)	(7,437,414)	(3,072,088)	(3,900,648)

Loss from discontinued AV operations	—	(1,173,067)	—	(380,045)
Loss from discontinued VS operations	(61,288)	(938,493)	(61,288)	(619,014)

Net loss	(11,347,413)	(9,548,974)	(3,133,376)	(4,899,707)

Preferred stock dividends	(171,415)	—	(97,492)	—

Net loss attributable to common stockholders	$(11,518,828)	$(9,548,974)	$(3,230,868)	$(4,899,707)

Net loss from continuing operations per share:
Basic and diluted	$(0.33)	$(0.26)	$(0.09)	$(0.14)

Loss from discontinued operations per share:
Basic and diluted	$—	$(0.07)	$—	$(0.03)

Preferred stock dividends per share:
Basic and diluted	$—	$—	$—	$—

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.33)	$(0.33)	$(0.09)	$(0.17)

Weighted average number of common shares:
Basic and diluted	34,888,750	29,113,216	37,360,933	29,195,477

Glowpoint, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2004	December 31, 2003

ASSETS
Current assets: Cash and cash equivalents	$10,365,847	$4,184,897
Escrowed cash	336,244	335,188
Accounts receivable, net of allowance for doubtful
accounts of $98,238 and $71,620, respectively	3,212,809	2,305,552
Other current assets	2,068,688	1,439,978

Total current assets	15,983,588	8,265,615

Furniture, equipment and leasehold improvements – net	12,931,988	13,024,055
Goodwill – net	2,547,862	2,547,862
Other assets	326,314	149,574

Total assets	$31,789,752	$23,987,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,133,893	$2,368,484
Accrued expenses	1,583,798	900,690
Deferred revenue	887,453	—
Current portion of capital lease obligations	101,679	131,182

Total current liabilities	4,706,823	3,400,356

Noncurrent liabilities:
Capital lease obligations, less current portion	—	34,972

Total noncurrent liabilities	—	34,972

Total liabilities	4,706,823	3,435,328

Subordinated debentures	—	4,888,000
Discount on subordinated debentures	—	(3,149,805)

Subordinated debentures, net	—	1,738,195

Stockholders’ Equity:
Preferred stock, $.0001 par value; 5,000,000 shares
authorized; 203.667 shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 authorized;
37,867,452 and 30,543,672 shares outstanding, respectively	3,787	3,054
Treasury stock, 39,891 shares at cost	(239,742)	(239,742)
Deferred compensation	(1,709,347)	(1,650,607)
Additional paid-in capital	157,295,290	137,449,109
Accumulated deficit	(128,267,059)	(116,748,231)

Total stockholders’ equity	27,082,929	18,813,583

Total liabilities and stockholders’ equity	$31,789,752	$23,987,106

Glowpoint, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ending June 30,
	2004	2003
Cash flows from Operating Activities:
Net loss	$(11,347,413)	$(9,548,974)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	2,572,866	3,016,236
Amortization of deferred financing costs	84,796	92,763
Amortization of discount on subordinated debentures	3,165,037	992,875
Loss on extinguishment of debt	1,354,000	—
Non cash compensation	559,824	673,536
Increase (decrease) in cash attributable to changes in assets and liabilities, net of effects of acquisitions:
Escrowed cash	(1,056)	—
Accounts receivable	(907,257)	(738,300)
Assets of discontinued AV operations	—	734,532
Assets of discontinued VS operations	—	6,369,170
Other current assets	(1,370,498)	(1,770,059)
Other assets	(261,536)	(10,196)
Accounts payable	(234,591)	581,906
Accrued expenses	511,693	(56,117)
Liabilities of discontinued VS operations	—	505,741
Deferred revenue	887,453	—
Other current liabilities	—	(66,127)

Net cash provided (used) by operating activities	(4,986,682)	776,986

Cash flows from Investing Activities:
Purchases of furniture, equipment and leasehold improvements	(1,739,011)	(1,409,578)

Net cash (used) by investing activities	(1,739,011)	(1,409,578)

Cash flows from Financing Activities:
Net proceeds from common stock offering	12,424,705	—
Costs of issuance/exchange of subordinated debentures	(15,232)	(171,248)
Exercise of warrants and options, net	561,645	293,700
Proceeds from bank loans	—	51,820,394
Payments on bank loans	—	(53,146,169)
Deferred financing costs	—	(19,112)
Payments on capital lease obligations	(64,475)	—

Net cash provided (used) by financing activities	12,906,643	(1,222,435)

Increase (decrease) in cash and cash equivalents	6,180,950	(1,855,027)

Cash and cash equivalents at beginning of period	4,184,897	2,762,215

Cash and cash equivalents at end of period	$10,365,847	$907,188

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$14,834	$225,059

Taxes	$—	$—

Non-cash financing and investing activities:
Equipment with costs totaling $232,100 was acquired under capital lease arrangements during the six months ended June 30, 2003.

Glowpoint, Inc.
EBITDA Reconciliation
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,

	2004	2003	2004	2003

Net loss from continuing operations	$(11,286,125)	$(7,437,414)	$(3,072,088)	$(3,900,648)
Depreciation and amortization	2,572,866	3,016,236	1,232,408	1,641,950
Amortization of deferred financing costs	84,796	92,763	—	47,254
Amortization of discount on subordinated debentures	3,165,037	992,875	—	458,250
Loss on extinguishment of debt	1,354,000	—	—	—
Non cash compensation	559,824	673,536	271,038	429,993
Interest expense, net	45,006	219,242	(6,494)	38,591

EBITDA from continuing operations	(3,504,596)	(2,442,762)	(1,575,136)	(1,284,610)

Loss from discontinued AV operations	—	(1,173,067)	—	(380,045)
Loss from discontinued VS operations	(61,288)	(938,493)	(61,288)	(619,014)
Depreciation and amortization related to discontinued VS operations	—	992,136	—	610,135

Total EBITDA	$(3,565,884)	$(3,562,186)	$(1,636,424)	$(1,673,534)

Source: Glowpoint, Inc.